UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2004

FOUNDATION CAPITAL RESOURCES, INC.
(Exact Name of Registrant as
Specified in its Charter)

Georgia (State or Other Jurisdiction of Incorporation)	333-105923 (Commission File Number)	58-2557344 (IRS Employer Identification No.)

1430 Leila Drive Jackson, Mississippi (Address of Principal Executive Offices)	39216 (Zip Code)

Registrant's telephone number, including area code:  (601) 321-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)          On September 17, 2004, the Board of Directors of Foundation Capital Resources, Inc. (the "Company") appointed a new member, Ms. Terri P. Hudson. There are no arrangements or understandings between Ms. Hudson and any other persons pursuant to which Ms. Hudson was selected as a director. Ms. Hudson has been named to the following committees of the Board of Directors: the Audit Committee and the Corporate Governance and Nominating Committee. Neither Ms. Hudson nor any member of her immediate family has a direct or indirect material interest in any transaction with the Company during the last two years. Neither Ms. Hudson nor any member of her immediate family has a direct or indirect material interest in any proposed transaction with the Company.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2004	FOUNDATION CAPITAL RESOURCES, INC. (Registrant)

	By	/s/ Bobby D. Ray
Bobby D. Ray, Chief Financial Officer (Principal financial and accounting officer and duly authorized signatory for the registrant)